PRESS RELEASE
FROM: NLY

                        ANNALY MORTGAGE MANAGEMENT, INC.
                           1211 AVENUE OF THE AMERICAS
                                   SUITE 2902
                            NEW YORK, NEW YORK 10036

--------------------------------------------------------------------------------
FOR FURTHER INFORMATION

Kathryn Fagan, Chief Financial Officer
212-696-0100
Investor Relations
1- (888) 8Annaly
www.annaly.com

FOR IMMEDIATE RELEASE

ANNALY MORTGAGE MANAGEMENT, INC. REITERATES THIRD QUARTER 2003 AS TRANSITION QUARTER

New York, New York - September 9, 2003 - Annaly Mortgage Management, Inc. (NYSE:
NLY) (the "Company") reiterated today the comments made on its second quarter 2003 earnings conference call held on July 29, 2003. "As we previously indicated to shareholders, the high level of mortgage refinancings is having a meaningful impact on our earnings," said Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly. "The recently released September government Agency factors (representing August activity) confirmed that the pace of prepayments of the last several months is continuing. As a result, for the third quarter we will experience extremely high levels of premium amortization on our securities. We currently believe that the dividend for the third quarter 2003 will be between $0.25 and $0.30 per share."

The Mortgage Bankers Association weekly Refinancing Index hit an all-time high of 9,977 on May 30, 2003. The index reflects the number of refinancing applications filed during the prior calendar week. Since then, the Refinancing Index has fallen 80% to 1,981. Since Annaly's IPO in 1997, the average for this index is 2,240. "While this is welcome news for investors in mortgage-backed securities," said Mr. Farrell, "the two to three month lag between the filing of a mortgage refinance application and the actual closing of the mortgage loan means that our portfolio is only now feeling the effects of the peak in the Refinancing Index. However, the consensus among Wall Street analysts is that prepayment speeds will slow substantially going forward. In our second quarter release and earnings call, we characterized the third quarter as a transition quarter. Looking ahead to the fourth quarter and beyond, we expect that the substantial reduction in prepayment speeds and premium amortization will serve to enhance earnings."

The Company is a Maryland corporation which owns and manages a portfolio of mortgage-backed securities. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition. The Company has elected to be taxed as a real estate investment trust ("REIT") and currently has 95,791,323 shares of common stock outstanding.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect,"

"anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.